Exhibit 99.1

Evofem Reports First Quarter 2026 Financial Results and Provides Business Update

— Advancing Strategy to Increase and Diversify Revenue through Ex-U.S. Commercialization —

SAN DIEGO, CA, May 18, 2026 — Women’s health innovator Evofem Biosciences, Inc. (Evofem or the Company) (OTCID: EVFM), today announced financial results for the first quarter ended March 31, 2026.

“Evofem continues to execute our strategy to increase revenues and to diversify and reduce risk in our revenue stream,” said Saundra Pelletier, CEO of Evofem. “A key component of this strategy is commercializing our FDA-approved sexual health products outside the U.S. through strategic alliances such as the ones we have forged for MENA and Sub-Saharan Africa. We look forward to non-dilutive capital from each of these markets in 2026.”

Notable advances in 2026 to-date include:

●	Expanded our global reach into Sub-Saharan Africa through a distribution agreement with Clovis Davis Pharmaceuticals for SOLOSEC® (secnidazole) 2g oral granules.

●	The Emirates Drug Establishment (EDE) review of the submissions for marketing approval of PHEXX® (lactic acid, citric acid and potassium bitartrate) and SOLOSEC in the United Arab Emirates (UAE) is ongoing. The EDE issued favorable pricing certificates for PHEXX in late 2025.

●	Advanced patient recruitment in an investigator-led, NIH-funded Phase 4 clinical trial evaluating the effectiveness and cost-effectiveness of SOLOSEC (single-dose, one time) versus metronidazole (twice daily for seven days) for the treatment of Trichomonas vaginalis in men and women. Study investigators hypothesize that the rate of repeat infections with T. vaginalis will be 1.75 lower in the SOLOSEC group versus the multi-dose oral metronidazole arm and that single-dose SOLOSEC will have higher initial cost but will be more cost effective compared to multi-dose metronidazole, largely due to lower breakthrough rates of infection.[1]

First Quarter Financial Results

For the three months ended March 31, 2026, net sales were $0.9 million, versus $0.8 million in the prior year period. The increase was primarily due to the higher WAC and more favorable gross-to-net ratio for both PHEXX and SOLOSEC and higher SOLOSEC ex-factory sales in the 2026 period, partially offset by lower ex-factory sales for PHEXX in the 2026 period following the exceptionally high level of PHEXX purchasing by wholesalers in December 2025 ahead of the January 2026 price increase.

1

Total operating expenses were $5.5 million in the first quarter of 2026, compared to $6.1 million in the prior year period, after excluding a one-time $5.6 million reduction in research and development expense as a result of its successful settlement of a portion of its trade payables with multiple vendors.

As a result, net loss was $5.5 million, or $(0.04) per basic and diluted share, in the first quarter of 2026. This compares to net income attributable to common stockholders of $1.0 million, or $0.01 per basic and $0.00 per fully diluted share, in the first quarter of 2025.

About Evofem

Evofem Biosciences is a San Diego-based pharmaceutical company commercializing two FDA-approved sexual and reproductive health products:

●	PHEXX® (lactic acid, citric acid, and potassium bitartrate) - the first and only hormone-free, on-demand prescription contraceptive vaginal gel. Visit phexx.com to learn more and for important safety information.

●	SOLOSEC® (secnidazole) 2g oral granules - an FDA-approved oral antibiotic for the treatment of two sexual health diseases: bacterial vaginosis (BV), a common vaginal infection, in females 12 years of age and older, and trichomoniasis, a common sexually transmitted infection (STI), in people 12 years of age and older. SOLOSEC provides a complete course of therapy in just one dose. Visit solosec.com to learn more and for important safety information.

PHEXX® and SOLOSEC® are registered trademarks of Evofem Biosciences, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “anticipate,” “could,” “estimate,” “expect,” “target,” “hypothesize,” “intend,” “potential,” “strategy,” “will,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include but are not limited to, Evofem’s expectations regarding the anticipated impact of COGS reduction initiatives, the commercialization of PHEXX and SOLOSEC, the timing and outcome of the EDE review of the submissions for PHEXX and SOLOSEC in the UAE, and the timing and magnitude of anticipated future commercial orders for and product launches in ex-U.S. markets. Forward-looking statements are based on current assumptions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements include, but are not limited to, limited cash resources, the Company’s ability to continue as a going concern, dependence on new capital or business development transactions to fund operations, potential delays in regulatory approvals, changes in market demand, manufacturing and supply chain risks, the nonrecurring nature of certain recent gains, risks related to the Company’s limited revenue base relative to operating expenses, and its reliance on third-party licensees and distributors for ex-U.S. commercialization, together with those that are disclosed in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 11, 2026, Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026, and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. Evofem undertakes no obligation to update or revise any forward-looking statement except as required by law, and investors are cautioned not to place undue reliance on such statements given the Company’s current liquidity position and evolving business conditions.

Sources

1.	National Institute of Allergy & Infectious Diseases (NIAID) of the National Institutes of Health. Award number R01AI183266: Refining Trichomonas vaginalis treatment in women and men.

Connect with Us

ir@evofem.com

media@evofem.com

Financial Tables Follow

2

EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)
(In thousands)

	As of
	March 31, 2026	December 31, 2025
Cash and cash equivalents	$1,491	$-
Restricted cash and cash equivalents	$888	$578
Trade accounts receivable, net	$560	$12,480
Total current liabilities	$78,752	$84,820
Total stockholders’ deficit	$(77,630)	$(74,336)
Total liabilities, convertible and redeemable preferred stock and stockholders’ deficit	$7,442	$20,274

3

EVOFEM BIOSCIENCES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025

Product sales, net	$899	$845

Operating Expenses:
Cost of goods sold	410	365
Amortization of intangible asset	75	223
Research and development, net	518	(5,035)
Selling and marketing	2,093	2,600
General and administrative	2,372	2,365
Total operating expenses	5,468	518
Income (loss) from operations	(4,569)	327
Other income (expense):
Interest income	2	8
Other expense, net	(737)	(600)
Change in fair value of financial instruments	(162)	1,221
Total other income (expense), net	(897)	629
Income (loss) before income tax expense	(5,466)	956
Income tax expense	1	-
Net income (loss)	(5,465)	956
Convertible and redeemable preferred stock deemed dividends	(20)	(3)
Net income (loss) attributable to common stockholders	$(5,485)	$953
Net income (loss) per share attributable to common stockholders:
Basic	$(0.04)	$0.01
Diluted	$(0.04)	$0.00
Weighted-average shares used to compute net income (loss) per share attributable to common shareholders:
Basic	133,246,864	118,164,046
Diluted	133,246,864	6,155,035,291

4